Exhibit 3.1

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701.4620 (775) 684 5708 Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)
	Filed in the office of	Document Number 20090154801-40
	/s/ Ross Miller Ross Miller	Filing Date and Time 12/18/2009 4:17 PM
	Secretary of State State of Nevada	Entity Number E0084932009-4

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	HYPERSOLAR, INC.
☒ Commercial Registered Agent : ACORN CORPORATE SERVICES
2. Registered	Name
Agent for	☐ Noncommercial Registered Agent OR		☐ Office or Position with Entity
Service	(name and address below)		(name and address below)
of Process:	Name of Noncommercial Registered Agent OR Name of Title of or Other Position with Entity
(check only	Street Address	City	Nevada	Zip Code
one box)	Mailing Address (if different from street address)		City	Zip Code

3. Authorized	Number of Preferred	5,000,000 @ 0.001
Stock: (number of	Shares with		Par value
shares corporation	par value	Common 70,000,000	per share: $0.001
is authorized to issue)

4. Names and	AT MATHIS (NOMINEE)
Addresses of the	Name
Board of	3225 MCLEOD DRIVE #100		LAS VEGAS	NV	89121
Director /Trustees:	Street Address		City	State	Zip Code
(each Director/
Trustee must be a
natural person	Name
at least l9 years
of age;	Street Address		City	State	Zip Code
attach additional
page if more than
two directors/trustees)

5. Purpose (optional	The purpose of the corporation shall be:
see Instructions)	ALL LAWFUL BUSINESS ACTIVITY

6. Name, Address
and Signature of	AMY HUNTER		X /s/ AMY HUNTER
Incorporator (attach	Name		Incorporator Signature
additional page if more	3225 MCLEOD DRIVE #110		LAS VEGAS	NV	89121
then one incorporator)	Address		City	State	Zip Code

7. Certificate of	/ hereby accept appointment as Registered Agent for the above named Entity
Acceptance of
Appointment of			02/18/2009
Registered Agent:	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date		Date

This form must be accompanied by appropriate fees.	Nevada Secretory of Stale NRS 78 Articles Revised on: 7-1-08